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                                                                       EXHIBIT 5




                                        June 7, 1996


F.Y.I. Incorporated
3232 McKinney Avenue
Suite 900
Dallas, Texas  75204


                 Re:      Issuance of Shares Pursuant to
                          Registration Statement on Form S-8


Ladies and Gentlemen:

                 We have acted as counsel to F.Y.I. Incorporated, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to the registration by the Company of an aggregate of 2,018,500 shares (the "Shares") of the Company's Common Stock, $.01 par value per share, to be issued pursuant to options granted or to be granted under the Company's 1995 Stock Option Plan (as amended to date, the "Plan").

                 In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) the Amended and Restated Certificate of Incorporation of the Company, (b) the By-Laws of the Company,
(c) a good standing certificate dated as of a recent date from the State of Delaware, (d) the Plan and (e) such other documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

                 Based on the foregoing, we are of the following opinion:

         1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.
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F.Y.I. Incorporated
June 7, 1996
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         2.      The Shares, when issued in accordance with the terms of the options and the Plan and for consideration not less than par value per Share, will be duly authorized, validly issued, fully paid and non-assessable.

                 We are expressing the opinions above as members of the Bar of the State of New York and express no opinion as to any law other than the General Corporation Law of the State of Delaware.

                 We consent to the use of this opinion as an exhibit to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                        Very truly yours,


                                        /s/ Morgan, Lewis & Bockius LLP
                                        -----------------------------------
                                        Morgan, Lewis & Bockius LLP